EXHIBIT 99.2

DS Healthcare Group, Inc.

Pro-Forma Consolidated Balance Sheet

December 31, 2011

	DS Healthcare Group, Inc. (Consolidated)	DS Laboratories, S.A. DE C.V.	Acquisition Adjustment		Acquisition Adjustment		Elimination		ProForma Consolidated Balance Sheet

ASSETS

Current Assets
Cash	$1,284,343	$12,137							$1,296,480
Accounts receivable, net	1,888,453	357,647					(375,634)	(c)	1,870,466
Inventory	2,174,784	135,239							2,310,023
Prepaid expenses and other current assets	57,940	58,899	—	(a)					116,839

Total Current Assets	5,405,520	563,922							5,593,808

Furniture and Equipment, net	53,017	63,656							116,673
Intangible Assets, net	630,316	—	1,701,297	(a)					2,331,613
Other Assets	15,138	180,061							195,199

TOTAL ASSETS	$6,103,991	$807,639							$8,237,293

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,021,313	$460,063					(375,634)	(c)	$1,105,742
Client facility	—	—							—
Other current liabilities	77,432	48,873							126,305

TOTAL LIABILITIES	1,098,745	508,936							1,232,047

COMMITMENTS AND CONTINGENCIES

Equity
Preferred stock, $0.001 par value, 30 million shares authorized:
10,000,000 shares issued and outstanding at December 31, 2011	10,000	—							10,000
Common stock, $0.001 par value, 300 million shares authorized:
10,502,961 shares issued and outstanding at December 31, 2011	10,503	—			—				10,503
Additional paid-in-capital	6,606,668	118,300	1,881,700	(a)	—				8,606,668
Legal reserve		—	—	(a)					—
Stock subscription	(100,000)	—	—	(a)					(100,000)
Retained earnings (accumulated deficit)	(1,506,893)	180,403	(180,403)	(a)	(2,179)	(b)			(1,509,072)

Total Shareholders' Equity	5,020,278	298,703							7,018,099
Non-Controlling Interest	(15,032)	—			2,179	(b)			(12,853)

Total Equity	5,005,246	298,703							7,005,246

TOTAL LIABILITIES AND EQUITY	$6,103,991	$807,639	—		—		—		$8,237,293

————————

(a)

To reclass initial purchase price of $2,000,000, record intangible asset associated with customer list and reverse equity for subsidiary purchased

(b)

To reflect 1% noncontrolling interest

(c)

To record intercompany eliminations

DS Healthcare Group, Inc.

Pro-Forma Consolidated Balance Sheet

September 30, 2012

	DS Healthcare Group, Inc. (Consolidated)	DS Laboratories, S.A. DE C.V.	Acquisition Adjustment		Acquisition Adjustment		Elimination		ProForma Consolidated Balance Sheet

ASSETS

Current Assets
Cash	$945,065	$70,762							$1,015,827
Accounts receivable, net	2,575,231	392,323					(255,676)	(c)	2,711,878
Inventory	2,920,721	249,295							3,170,016
Prepaid expenses and other current assets	1,766,397	57,191	(1,500,000)	(a)					323,588

Total Current Assets	8,207,414	769,571							7,221,309

Furniture and Equipment, net	111,727	110,112							221,839
Intangible Assets, net	653,741	—	1,406,134	(a)					2,059,875
Other Assets	67,431	146,359							213,790

TOTAL ASSETS	$9,040,313	$1,026,042							$9,716,813

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,432,191	$374,969					(255,676)	(c)	$1,551,484
Client facility	602,298	—							602,298
Other current liabilities	126,708	57,207							183,915

TOTAL LIABILITIES	2,161,197	432,176							2,337,697

COMMITMENTS AND CONTINGENCIES

Equity
Preferred stock, $0.001 par value, 30 million shares authorized:
5,500,000 shares issued and outstanding at September 30, 2012	5,500	—							5,500
Common stock, $0.001 par value, 300 million shares authorized:
12,077,944 shares issued and outstanding at September 30, 2012	12,078	—							12,078
Additional paid-in-capital	9,801,572	128,210	(128,210)	(a)					9,801,572
Legal reserve		12,130	(12,130)	(a)					—
Stock subscription	(600,000)	—	500,000	(a)					(100,000)
Retained earnings (accumulated deficit)	(2,340,034)	453,526	(453,526)	(a)	(2,909)	(b)			(2,342,943)

Total Shareholders' Equity	6,879,116	593,866							7,376,207
Non-Controlling Interest	—	—			2,909	(b)			2,909

Total Equity	6,879,116	593,866							7,379,116
									—
TOTAL LIABILITIES AND EQUITY	$9,040,313	$1,026,042	—		—		—		$9,716,813

————————

(a)

To reclass initial purchase price of $2,000,000, record intangible asset associated with customer list and reverse equity for subsidiary purchased

(b)

To reflect 1% noncontrolling interest

(c)

To record intercompany eliminations

DS Healthcare Group, Inc.

Pro-Forma Consolidated Statement of Operations

December 31, 2011

	DS Healthcare Group, Inc. (Consolidated)	DS Laboratories, S.A. DE C.V.	Eliminations		ProForma Consolidated Statement of Operations

Net Revenues	9,672,861	1,145,219	(475,634)	(a)	10,342,446

Cost of Goods Sold	4,751,961	547,067	(475,634)	(a)	4,823,394

Gross Profit	4,920,900	598,152			5,519,052

Operating Costs and Expenses:
Selling and marketing	2,856,482	—			2,856,482
General and administrative	3,057,988	350,793			3,408,781

Total operating costs and expenses	5,914,470	350,793			6,265,263

Operating Income (Loss)	(993,570)	247,359			(746,211)

Other Income (Expense)	12,678	(16,771)			(4,093)

Net income (loss) before income tax	(980,892)	230,588			(750,304)

Provision for income tax	—	12,650			12,650

Net Income (Loss)	(980,892)	217,938			(762,954)

Net Income (Loss) Attributable to Non-Controlling Interest	$(2,292)	$2,179			$(113)
Net Income (Loss) Attributable to Shareholders of DS Healthcare Group, Inc.	$(978,600)	$215,759			$(762,841)

Basic and Diluted Earnings per Share:
Weighted average shares	10,061,120				10,061,120
Earnings per share	$(0.0973)				$(0.0758)

————————

(a)

To eliminate intercompany sales and purchases

DS Healthcare Group, Inc.

Pro-Forma Consolidated Statement of Operations

September 30, 2012

	DS Healthcare Group, Inc. (Consolidated)	DS Laboratories, S.A. DE C.V.	Eliminations		ProForma Consolidated Statement of Operations

Net Revenues	8,672,634	1,334,820	(343,730)	(a)	9,663,724

Cost of Goods Sold	4,380,170	416,398	(343,730)	(a)	4,452,838

Gross Profit	4,292,464	918,422			5,210,886

Operating Costs and Expenses:
Selling and marketing	2,536,197	—			2,536,197
General and administrative	2,609,990	639,569			3,249,559

Total operating costs and expenses	5,146,187	639,569			5,785,756

Operating Income (Loss)	(853,723)	278,853			(574,870)

Other Income (Expense)	4,937	12,036			16,973

Net income (loss) before income tax	(848,786)	290,889			(557,897)

Provision for income tax	—	—			—

Net Income (Loss)	(848,786)	290,889			(557,897)

Net Income (Loss) Attributable to Non-Controlling Interest	$—	$2,909			$2,909
Net Income (Loss) Attributable to Shareholders of DS Healthcare Group, Inc.	$(848,786)	$287,980			$(560,806)

Basic and Diluted Earnings per Share:
Weighted average shares	10,778,475				10,778,475
Earnings per share	$(0.0787)				$(0.0520)

————————

(a)

To eliminate intercompany sales and purchases